Exhibit 10.41

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT (this “Agreement”) between Transkaryotic Therapies, Inc., a Delaware corporation (the “Company”), and Richard F Selden, M.D. (the “Indemnitee”).

WHEREAS, the Indemnitee has served as a director and officer of the Company;

WHEREAS, the Company wishes to provide in this Agreement for the indemnification of the Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement;

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.                                       Certain Definitions:

(a)                                  “Claim” shall mean any threatened, pending or completed action, suit, proceeding or inquiry or investigation, whether instituted by or in the right of the Company or any other party, whether civil, criminal, administrative, investigative or otherwise, including, but not limited to, all related actions and all other actions, suits, proceedings, inquiries or investigations related to the same or related circumstances, issues, transactions or events.

(b)                                 “Expenses” shall include attorneys’ fees and all other costs, expenses and obligations paid or incurred (including all interest, assessments and other charges paid or payable in connection with or in respect of such attorneys’ fees, costs, expenses and obligations) in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim, but shall not include any amounts set forth under Section 1(e) of this Agreement.

(c)                                  “Indemnifiable Event” shall mean any event or occurrence by reason of the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity.

(d)                                 “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected by the Company and approved by the Indemnitee (which approval shall not be unreasonably withheld or delayed), who shall not have otherwise performed services for, or been paid by the Company for services rendered on behalf of, the Company or the Indemnitee within the five years preceding the selection of such counsel.

(e)                                  “Obligations” shall include the amount of all judgments, fines or penalties against the Indemnitee or amounts paid in settlement in connection with any Claim against the Indemnitee (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement).

2.                                       Basic Indemnification Arrangement.

(a)                                  In the event the Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify the Indemnitee against any Expenses and Obligations incurred by him or on his behalf, to the fullest extent permitted by law.

(b)                                 The Indemnitee must notify the Company in writing within a reasonable time of any Claim for which indemnity will or could be sought and shall describe in reasonable detail the facts constituting the basis for such indemnification; provided, however, that no delay or failure on the part of the Indemnitee in so notifying the Company shall relieve the Company of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of the Indemnitee’s failure to provide such notice.  With respect to any Claim of which the Company is so notified, and subject to the provisions of this paragraph (b), the Company will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense.  If the Company assumes control of the defense of the Claim, the Company shall have the right to hire legal counsel selected by the Company and approved by the Indemnitee (which approval shall not be unreasonably withheld or delayed).  After notice from the Indemnitee that the Company’s proposed legal counsel is acceptable to the Indemnitee, the Company shall not be liable to the Indemnitee for the Expenses of counsel subsequently incurred by the Indemnitee in connection with such Claim, other than as provided below in this paragraph (b).  The Indemnitee shall have the right to employ his or her own counsel in connection with such Claim, but the fees and expenses of such counsel incurred after notice from the Indemnitee that the Company’s proposed legal counsel is acceptable to the Indemnitee shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any issue between the Company and the Indemnitee in the conduct of the defense of such Claim or (iii) the Company shall not in fact have employed counsel to assume the defense of such Claim, in each of which cases the Expenses of counsel for the Indemnitee shall be at the expense of the Company, except as otherwise expressly provided by this Agreement.  The Company shall not be entitled, without the consent of the Indemnitee, to assume the defense of any Claim brought by or in the right of the Company or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.  The Company shall not be required to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without its written consent.  The Company shall not settle in any manner any Claim, in any action, suit, proceeding, or inquiry or investigation in which the Indemnitee is a party, without the Indemnitee’s written consent.  Nothing in this Agreement shall affect the Company’s ability to compromise or settle any Claim brought by the U.S. Securities and Exchange Commission so long as such settlement does not include findings, conclusions, admissions or legal holdings legally binding on the Indemnitee.  Neither the Company nor the Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.

(c)                                  All requests for indemnification shall be made to the Company in writing by the Indemnitee or his appointed agent.  The Company shall provide all such indemnification, including payments for Expenses or Obligations, within 20 days after receipt by the Company of the written request of the Indemnitee.

(d)                                 Notwithstanding anything to the contrary herein, (i) the obligations of the Company under this Section 2 shall be subject to the condition that the Independent Legal Counsel shall not have determined (in a written opinion) that the Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make a payment pursuant to paragraph 2(c) above shall be subject to the condition that, if, when and to the extent that the Independent Legal Counsel determines that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced or thereafter commences legal proceedings in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Independent Legal Counsel that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any payments made until a final judicial determination is made with respect thereto (as to which all rights of appeal there from have been exhausted or lapsed).  If there has been no determination by the Independent Legal Counsel or if the Independent Legal Counsel determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, the Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Independent Legal Counsel or any aspect thereof, including the legal or factual bases thereof, and the Company hereby consents to service of process and to appear in any such proceeding.  Any determination by the Independent Legal Counsel otherwise shall be conclusive and binding on the Company and the Indemnitee.

3.                                       Outstanding Actions.  The Indemnitee has been named as a defendant in Sands Point Partners, L.P. v. Transkaryotic Therapies, Inc., Civ. No. 03-10165-RWZ (D. Mass. filed Jan. 24, 2003); King v. Selden, Civ. No. 03-10173-RWZ (D. Mass. filed Jan. 27, 2003); Spitz v. Transkaryotic Therapies, Inc., Civ. No. 03-10226-RWZ (D. Mass. filed Feb. 4, 2003); Price v. Transkaryotic Therapies, Inc., Civ. No. 03-10250-RWZ (D. Mass. filed Feb. 6, 2003); Market Street Securities v. Transkaryotic Therapies, Inc., Civ. No. 03-10330-RWZ (D. Mass. filed Feb. 20, 2003); Marrero v. Transkaryotic Therapies, Inc., Civ. No. 03-10397-RWZ (D. Mass. filed Mar. 4, 2003); Bloch v. Transkaryotic Therapies, Inc., Civ. No. 03-10412-RWZ (D. Mass. filed Mar. 4, 2003); Portnoy v. Transkaryotic Therapies, Inc., Civ. No. 03-10413-RWZ (D. Mass. filed Mar. 4, 2003); Lindsay v. Transkaryotic Therapies, Inc., Civ. No. 03-10330-RWZ (D. Mass. filed Mar. 7, 2003); In re Transkaryotic Therapies Inc. Securities Litigation, Civ. No. 03-10165-RWZ (D. Mass. filed Apr. 9, 2003); South Shore Gastrointerology UA 6/6/1980 FBO Harold Jacob, and Nancy R. Jacob Ttee v. Transkaryotic Therapies, Inc. (Shareholder Derivative Complaint) (Mass. Superior Ct. filed Apr. 14, 2003), and has or may be a defendant, witness or participant in one or more other related actions, suits, proceedings, inquiries or investigations (the “Actions”).  The Actions are deemed to be indemnifiable Claims hereunder.  The Company hereby authorizes the employment by the Indemnitee in connection with the Actions of Skadden, Arps, Slate, Meagher & Flom LLP in accordance with Section 2(b)(i) and deems that with respect to the Actions the Indemnitee has satisfied all of the requirements under Sections 2(b) and 2(c) of this Agreement.

4.                                       Independent Legal Counsel.  The Company agrees that if and when it submits a claim for indemnification to Independent Legal Counsel, it shall cause such counsel to, among other things, render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law.  The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such counsel against any expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or such counsel’s engagement pursuant hereto.

5.                                       Indemnification for Additional Expenses.  The Company shall indemnify the Indemnitee against any expenses (including attorneys’ fees) and all other costs, expenses and obligations (including all interest, assessments and other charges paid or payable in connection with or in respect of such attorneys’ fees, costs, expenses and obligations), to the fullest extent permitted by law, incurred by the Indemnitee in connection with any action successfully brought by the Indemnitee for (a) indemnification by the Company under this Agreement or any other agreement, provision of law or governing Company document or By-law now or hereafter in effect relating to a Claim or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company.

6.                                       Partial Indemnity.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or Obligations but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

7.                                       Burden of Proof.  In connection with any determination by the Independent Legal Counsel or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

8.                                       No Presumptions.  Subject to Section 145(b) of the Delaware General Corporation Law, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Indemnitee’s conduct was unlawful.  Neither the failure of the Independent Legal Counsel to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Independent Legal Counsel that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law, shall be a defense to the Indemnitee’s claim for indemnification or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief.

9.                                       Nonexclusivity.  The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Company’s By-laws, its Amended and Restated Certificate of Incorporation, the Delaware General Corporation Law or otherwise.  To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

10.                                 Liability Insurance.  To the extent the Company maintains an insurance policy or policies providing directors’ and/or officers’ liability insurance that cover Indemnifiable Events that may have occurred prior to February 11, 2003, the Company shall cause the Indemnitee to be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer with respect to such period of time.

11.                                 Amendments.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

12.                                 Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

13.                                 No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

14.                                 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives.  This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request.  Nothing herein shall confer upon the Indemnitee any right to continue to serve as an officer or director of the Company or of any other enterprise.

15.                                 Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

16.                                 Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

17.                                 Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand or (b) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:

(a)                                  if to the Indemnitee, to: Richard Selden, 106 Bristol Road, Wellesley, MA 02481, with copy to:  Thomas J. Dougherty, Esq., Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, MA 02108.

(b)                                 if to the Company, to: Transkaryotic Therapies, Inc., 700 Main Street, Cambridge, MA 02139, Attn:  President and Chief Executive Officer.

18.                                 Entire Agreement.  This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supercedes all prior agreements, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.  For avoidance of doubt, the parties confirm that the foregoing does not apply to or limit the Indemnitee’s rights under Delaware law or the Company’s Certificate of Incorporation or By-Laws.

19.                                 Effective Date of Terms of Agreement.  The parties hereby agree that the terms of this Agreement are deemed to be effective as of February 11, 2003.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth below their signatures.

TRANSKARYOTIC THERAPIES, INC.

By	/s/ Michael J. Astrue
Name: Michael J. Astrue
Title: CEO

Date:	July 31, 2003

INDEMNITEE

/s/ Richard F Selden
Richard F Selden, M.D.

Date:	July 31, 2003